EXHIBIT 10

                       AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT is made to the Consulting Agreement of July 1, 2003 between:

         SANDRO SORDI, ESQ. (hereinafter referred to as the "Consultant")

         -and-

         RENT SHIELD CORP., a company incorporated under the laws of the State of Florida (hereinafter referred to as "the Company")

AND WHEREAS the parties have entered into a Consulting Agreement dated July 1, 2003 and whereas the parties have agreed to amend said July 1, 2003 as follows:

         Compensation shall be amended as follows:

                  US$250,000.00 per year and not a percentage of revenues or profits.

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their duly authorized signing officers.

Dated this 1st day of October, 2003

RENT SHIELD CORP.



Per:     /s/ Edward Kruk                         /s/ Sandro Sordi
      ------------------------------       --------------------------------
         Edward Kruk                             Sandro Sordi
         I have authority to bind the company


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                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Consulting Agreement") made as of the 1st day of October, 2003, by and between Sandro Sordi ("Consultant") and Rent Shield Corp., a Florida corporation (the "Company").

                                   WITNESSETH

       WHEREAS, the Company is in the Rental Insurance business; and

       WHEREAS, the Company is a Florida Corporation and will require legal advise as it relates to Florida Law, drafting of Contractual Agreements between Company and Third Parties, and general in house general counsel duties, as it related to the business of the Company, and

       WHEREAS, Consultant has been in Licensed in Florida Attorney in excess of thirteen (13) years, is an experienced negotiator and well rounded in transaction law, and the Company has found that the Consultant has strong social ties as it relates to th emarket place Company wishes to enter into, can provide the Company with the services and contacts required by the Company and is desirous of performing such services for the Company; and

         WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.       APPOINTMENT.

         The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2.       TERM.

         The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on 31st day of October 2008, unless earlier terminated in accordance with paragraph 8 herein or extended as agreed to between the parties.

3.       SERVICES.

         During the term of this Agreement, Consultant act as general counsel for and on behalf of Company, and where matters are outside the scope the scope of Consultants expertise,


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Consultant agrees to engage to services of outside counsel, for and on behalf of the Company, and to oversee such matters for and on behalf of the Company. The Company, acknowledges and agrees that any and all costs associated with Consultant seeking outside Legal assistance, is for and on behalf of the Company and shall be an expense of the Company.

4.       DUTIES OF THE COMPANY.

         The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplies pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all filings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all date and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5.       COMPENSATION.

         The Company shall pay Consultant the sum of:

         i. (a) Consultant shall be paid Two Hundred and Fifty Thousand ($250,000.00) United States Dollars for the 1st year of this Agreement, paid in twelve equal monthly payments, paid on the first day of each month during the term of this Agreement; plus

                  (b) Three Hundred and Fifty Thousand ($350,000.00) United States Dollars for 2nd year of this Agreement, paid in twelve equal monthly payments, paid on the first day of each month during the term of this Agreement; plus

                  (c) For years Three (3), Four (4) and Five (5), Consultant shall be paid Two Percent of the gross revenue of the Company as compensation for said services during said period.

         ii. Consultant in providing the foregoing services, shall be paid Five Thousand ($5,000.00) United States Dollars per month, over and above Consultants salary, as an allowance to cover costs incurred by Consultant in the performance of its duties as described herein. Any and all travel costs, including, without limitation, travel, lodging, telephone shall be paid by the Company directly. Said monies shall be paid to Consultant on the first day of each month during the term of this Agreement.

         iii. Consultant shall have a One Time Option to purchase Five (5%) Percent of all issued and outstanding common shares of the company at a price of US$1.68 per share. Said Option is exercisable by the Consultant at any time during the Term of this Agreement

         iv. In addition, Consultant shall be paid all bonuses which the Board approves for any given year, during the term of this Agreement.
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6.       REPRESENTATION AND INDEMNIFICATION.

         The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplies by the Company. Consultant represents that he had knowledge of and is experienced in providing the aforementioned services.

8.       MISCELLANEOUS.

         Termination: This Agreement may not be terminated by Company during the Term of this Agreement. Should the Company wish to terminate this Agreement prior to the expiration date, the company shall pay to Consultant the balance then outstanding under the Agreement, with no right to set-off, said amount to be no less than TWO MILLION UNITED STATES DOLLARS (US$2,000,000.00)

         Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

         Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

         Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term to this Consulting Agreement.

         Assignment: This Consulting Agreement may not be transferred or assigned.

         Severability: If any provision of this Consulting Agrerement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Miami, Florida. The interpretation and the enforcement of this Agreement shall be governed by Florida law as applied to residents of the State of Florida relating to contracts executed in and to be performed solely within the States of Florida. In the event any dispute is arbitrated, the prevailing party (as determined by the arbiter(s)) shall be entitled to recover that party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

         IN WITNESS WHEREOF, this Consulting Agreement has been executed b the Parties as of the date first above written.



         RENT SHIELD CORP.



         By:      /s/ Hugh Forrest           By:      /s/ Sandro Sordi
             -----------------------              ------------------------------
               Hugh Forrest, COO                     Sandro Sordi




         By:      /s/ David Sanderson
             ---------------------------
               David Sanderson, CFO